EX.99.906CERT
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the The Cushing MLP Total Return Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the The Cushing MLP Total Return Fund for the period ended May 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the The Cushing MLP Total Return Fund for the stated period.

/s/ Jerry V. Swank		/s/ Mark Fordyce

Jerry V. Swank		Mark Fordyce
President & Chief Executive Officer		Chief Financial Officer, Principal Accounting Officer, Treasurer & Secretary
The Cushing MLP Total Return Fund
The Cushing MLP Total Return Fund
Dated:	July 1, 2009

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The Cushing MLP Total Return Fund for purposes of Section 18 of the Securities Exchange Act of 1934.